UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022 (February 15, 2022)

SIGNAL HILL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41281	82-2579543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2810 N. Church Street, Suite 94644 Wilmington, DE	19802-4447
(Address of principal executive offices)	(Zip Code)

(646) 504-8172

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, which consist of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant to purchase one share of Class A common stock	SGHLU	The Nasdaq Global Market

Class A common stock, par value $0.0001 per share	SGHL	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SGHLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2022, Signal Hill Acquisition Corp. (the “Company”) entered into a forfeiture agreement (the “Forfeiture Agreement”), by and between the Company and Signal Hill Acquisition Sponsor LLC (the “Sponsor”), pursuant to which the Sponsor forfeited to the Company 625,000 shares of its Class B common stock, par value $0.0001.

The description of the Forfeiture Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete Forfeiture Agreement that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 15, 2022, Signal Hill Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant of the Company (the “Warrants”), each whole Warrant entitling the holder thereof to purchase one whole share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as provided in the Company’s registration statement on Form S-1, initially filed with the Securities and Exchange Commission on January 6, 2022, as later amended (File No. 333-262042) (the “Registration Statement”). The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $100,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 4,743,002 private placement warrants (the “Private Placement Warrants”) to the Sponsor and certain initial stockholders, generating gross proceeds to the Company of $4,743,002. Such initial stockholders are 272 Capital Master Fund Ltd. and Equitec Proprietary Markets LLC, who purchased a total of 625,000 founder shares and 2,500,000 private placement warrants for aggregate consideration of $2,500,000. An additional 1,256,998 Private Placement Warrants will be sold to the Sponsor pursuant to the Amended and Restated Sponsor Private Placement Agreement, dated February 18, 2022, by and amount the Company, the Sponsor, and Paul Roberts, for gross proceeds to the Company of $1,256,998. The foregoing description of such Amended and Restated Sponsor Private Placement Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete agreement that is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Private Placement Warrants are identical to the warrants sold as part of the Units in the IPO, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Placement Warrants was and will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, $102,000,000 in the aggregate, were placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of February 15, 2022 reflecting receipt of the proceeds upon the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Forfeiture Agreement, dated February 15, 2022 between the Company and the Sponsor.

10.2	Amended and Restated Sponsor Private Placement Agreement, dated February 18, 2022 among the Company, the Sponsor and Paul Roberts

99.1	Audited Balance Sheet as of February 15, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Hill Acquisition Corp.

Date: February 22, 2022	By:	/s/ Jonathan Bond
		Name:	Jonathan Bond
		Title:	Chief Executive Officer